PRESS RELEASE
                   FOR RELEASE SEPTEMBER 17, 2009 AT 4:00 P.M.

                          For More Information Contact
                               Joseph J. Bouffard
                                 (410) 256-5000
                               BCSB Bancorp, Inc.

             BCSB BANCORP, INC. ANNOUNCES GOODWILL IMPAIRMENT CHARGE

BCSB Bancorp, Inc. (Nasdaq: BCSB) the parent company of Baltimore County Savings Bank, announced today that, during the three months ending September 30, 2009, it will record a $2.3 million impairment charge to write off all goodwill recorded in connection with its acquisition in 2002 of WHG Bancshares Corporation. The goodwill impairment charge is a non-cash adjustment which has no affect on cash flows, liquidity or tangible capital. Additionally, since goodwill is excluded from regulatory capital, the impairment charge has no impact on regulatory capital ratios. There will be no tax benefit associated with this charge. The determination of the impairment charge followed the Company's annual review of its goodwill which was performed by a third party, in accordance with Statement of Financial Accounting Standards No. 142. The Bank continues to exceed requirements to be considered "well capitalized" in accordance with regulatory standards.

President and Chief Executive Officer Joseph J. Bouffard commented "We are disappointed with having to report this charge against earnings. However, it is important to recognize that this is a non-cash charge against intangible assets from a transaction that occurred more than seven years ago. It is primarily due to valuation declines within equity markets over the past year. Unfortunately, many other financial institutions have been similarly affected."




THIS PRESS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, AS THAT TERM IS DEFINED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 OR THE SECURITIES AND EXCHANGE COMMISSION IN ITS RULES, REGULATIONS AND RELEASES. THE COMPANY INTENDS THAT SUCH FORWARD-LOOKING STATEMENTS BE SUBJECT TO THE SAFE HARBORS CREATED THEREBY. ALL FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS REGARDING IMPORTANT RISK FACTORS, INCLUDING BUT NOT LIMITED TO REAL ESTATE VALUES, MARKET CONDITIONS, THE IMPACT OF INTEREST RATES ON FINANCING, AND LOCAL AND NATIONAL ECONOMIC FACTORS. ACCORDINGLY, ACTUAL RESULTS MAY DIFFER FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS, AND THE MAKING OF SUCH STATEMENTS SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT RESULTS EXPRESSED HEREIN WILL BE ACHIEVED.